                         FEDERAL REALTY INVESTMENT TRUST


                            Supplemental Information
                                  June 30, 2002

                                TABLE OF CONTENTS
1.   Second Quarter Earnings Press Release, August 12, 2002 ..............................  E-2

2.   Financial Highlights
            Summarized Operating Results..................................................  E-6
            Summarized Balance Sheet......................................................  E-7
            Funds From Operations / Funds Available for
            Distribution / Summary of Capital Expenditures................................  E-8
            Selected Financial Data.......................................................  E-9

3.   Summary of Debt
            Summary of Outstanding Debt...................................................  E-10
            Summary of Debt Maturities....................................................  E-11

4.   Santana Row Development Summary......................................................  E-12

5.   Acquisitions and Dispositions - Year to Date.........................................  E-13

6.   Real Estate Status Report............................................................  E-14

7.   Shopping Center / Street Retail Summary..............................................  E-16

8.   Leasing Summary
            Retail Leasing Summary - Comparable...........................................  E-17
            Retail Leasing Summary - Non-comparable.......................................  E-18

9.   Occupancy Summary
            Occupancy Summary - Overall...................................................  E-19
            Occupancy Summary - Same Center...............................................  E-20

10.  Summary of Top Twenty-five Tenants - Prospective.....................................  E-21

11.  Glossary of Terms....................................................................  E-22

                           1626 East Jefferson Street
                         Rockville, Maryland 20852-4041
                                  301/998-8100

FOR IMMEDIATE RELEASE



Investor Inquiries                                    Media Inquiries
Andrew Blocher                                        Kristine Warner
Vice President, Investor                              Director, Corporate
 Relations & Capital Markets                           Communications
301/998-8166                                          301/ 998-8212
ablocher@federalrealty.com                            kwarner@federalrealty.com


                    FEDERAL REALTY INVESTMENT TRUST ANNOUNCES
                      SECOND QUARTER 2002 OPERATING RESULTS

     -Significant progress made on implementation of new business strategy-

ROCKVILLE, MD (August 12, 2002) - Federal Realty Investment Trust (NYSE:FRT) today reported operating results for its second quarter ended June 30, 2002.

     . Funds from operations (FFO) of $0.66 per diluted share, beating First Call consensus estimates
     .   Net operating income increased 5.4% on a same-center basis
     .   Occupancy improved to 95.9%
     .   2.2 million common shares issued resulting in $56.6 million of net proceeds
     .   Santana Row to open September 19

Financial Results

The Trust reported FFO of $27.7 million for the second quarter, or $0.66 per diluted share, beating First Call consensus estimates by $0.01. This compares to second quarter 2001 FFO of $27.3 million, or $0.68 per diluted share. Rental income increased 6.4% from $67.2 million in the second quarter of 2001 to $71.5 million in the second quarter of 2002. On a same-center basis, which excludes the impact of properties acquired, developed or sold during the analyzed periods, rental income increased 2.8% from $66.5 million in the second quarter of 2001 to $68.4 million in the second quarter of 2002.

Net operating income increased 3.2% from $50.3 million to $51.9 million. On a same center basis, increases to net operating income were:

     .   5.4% including redevelopment properties, and
     .   4.7% excluding redevelopment properties


                                     -MORE-

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES
SECOND QUARTER 2002 OPERATING RESULTS
Page 2

Federal Realty Investment Trust
Historical Same-Center NOI Growth
June 30, 2002



                                              2Q02      1Q02      4Q01      3Q01     2Q01     1Q01
                                              ----      ----      ----      ----     ----     ----

FRT - including redeveloped properties        5.4%      6.8%       7.1%     7.3%      5.7%    6.1%
FRT - excluding redeveloped properties        4.7%      6.2%       6.3%     6.5%      5.2%    5.5%
Peer Group Average (1)                                  0.3%       1.5%     2.4%      3.7%    3.3%


(1) Peer Group includes KIM, REG, NXL, WRI and PNP

Source:  Morgan Stanley Research and company filings

Portfolio Results

At June 30, 2002, overall occupancy improved to 95.9%, compared to 95.6% on June 30, 2001, and 95.5% on March 31, 2002. During the second quarter, the Trust signed leases for more than 440,000 square feet of retail space. On a comparable retail space basis, the Trust leased over 416,000 square feet, a record for any 90-day period, at an average increase in rent per square foot of 12%. The weighted-average new rent on these same space leases was $18.52 per square foot compared to the previous average rent of $16.51 per square foot. Year-to-date rent increases on same space leases averaged 10%.

"This was a very important quarter for us," stated Donald C. Wood, president and chief operating officer for Federal Realty. "Not only were we successful in posting strong leasing and occupancy results during a time of economic uncertainty, but we made significant progress implementing strategic initiatives mandated by the business plan changes announced in March."

                                     -MORE-

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES
SECOND QUARTER 2002 OPERATING RESULTS
Page 3


Mr. Wood continued by commenting, "The appointment of two highly seasoned professionals to the Trust's board and the strengthening of our balance sheet through the issuance of 2.2 million common shares were the first fundamental building blocks for executing our plan."

Summary of Other Quarterly Activities

-- In connection with the business plan changes announced March 11, 2002, the Trust completed the sale of six properties during the second quarter, generating $57.3 million of proceeds and realizing a gain of $19.1 million. The weighted average capitalization rate for the sales was 7.6% based on forward 12-month net operating income

-- In its first offering of common equity since 1996, the Trust completed the sale of 2.2 million common shares of beneficial interest, generating $56.6 million of net proceeds

-- Subsequent to the end of the second quarter, the Trust appointed two new members to serve on the Board of Trustees, Amy Lane, former retail investment banking chief at Merrill Lynch and Joseph Vassalluzzo, current vice chairman of Staples, Inc.

Santana Row

At Santana Row, Federal Realty's mixed-use community in San Jose, California, approximately 50 retailers and restaurants are scheduled to open on September
19. The Trust has executed more than 65 leases, totaling more than 300,000 square feet, of which approximately 182,000 is first floor space directly facing the main street. Additionally, the Trust has executed more than 100,000 square feet of signed letters of intent. More than 60% of the first floor space is expected to open September 19. The Trust has recently opened the residential models and has begun to actively market the residential units. To date, a total of 36 deposits have been received on the residential units, 21 of which are non-refundable and currently have specific units assigned for delivery beginning in October, 15 of which are refundable because rents have not yet been set.

"With the opening date fast approaching, we are encouraged by the progress we continue to make at Santana Row," stated Steven J. Guttman, chairman and chief executive officer for Federal Realty. "The residential models are now open and we're seeing strong interest in this portion of the development in addition to continued interest in the retail segment."

                                     -MORE-

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES
SECOND QUARTER 2002 OPERATING RESULTS
Page 4

Guidance and Conference Call Information

Federal Realty's management team will present a more in depth discussion of the Trust's operating performance and provide earnings guidance on its second quarter earnings conference call, which is scheduled for Tuesday, August 13, 2002 at 11:00 A.M. Eastern Time. To participate, please call (888) 425-

9978 five to ten minutes prior to the start time and use the Passcode EARNINGS (required). The conference leader is Andrew Blocher. Federal Realty will also provide an online Web Simulcast on the company's web site, www.federalrealty.com, available for seven days following the conference call. A telephone recording of the call will be available for 14 days by dialing (888) 568-0810.

Federal Realty Investment Trust is an equity real estate investment trust specializing in the ownership, management, development and re-development of shopping centers and street retail properties. Federal Realty's portfolio contains 15 million square feet located in major metropolitan markets across the United States. The operating portfolio is currently 95.9% leased to over 2,100 national, regional and local retailers with no single tenant accounting for more than 3% of rental revenue. Federal Realty has paid quarterly dividends to its shareholders continuously since its founding in 1962, and has increased its dividend rate for 34 consecutive years, the longest consecutive record in the REIT industry. Shares of Federal Realty are traded on the New York Stock Exchange under the symbol FRT. Additional information about Federal Realty can be found on the Internet at www.federalrealty.com.

Safe Harbor Language

Certain matters discussed within this press release may be deemed to be forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although Federal Realty Investment Trust believes the expectations reflected in such forward looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from Federal's expectations are detailed from time to time in the Company's SEC reports and filings, including its annual report on Form 10-K. Federal Realty assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

                                       ###

Federal Realty Investment Trust
Income Statement
June 30, 2002

================================================================================

                              Financial Highlights
                      (in thousands, except per share data)
                                   (unaudited)

                                                                              Three Months Ended                 Six Months Ended
                                                                                        June 30,                         June 30,
OPERATING RESULTS                                                              2002         2001               2002          2001
-----------------                                                              ----         ----               ----          ----
Revenues
 Rental income                                                             $ 71,466     $ 67,160          $ 141,965     $ 132,998
 Other property income                                                        3,404        3,193              6,981         5,897
 Interest and other income                                                      958        1,740              2,118         3,597
                                                                           --------     --------          ---------     ---------
                                                                             75,828       72,093            151,064       142,492
Expenses
 Rental                                                                      16,445       15,002             31,817        29,860
 Real estate taxes                                                            7,448        6,750             15,187        13,257
 Interest                                                                    15,133       17,530             31,773        34,680
 Administrative                                                               3,497        3,322              6,496         6,455
 Restructuring expenses                                                           -            -              8,489             -
 Depreciation and amortization                                               15,927       14,629             31,752        28,595
                                                                           --------     --------          ---------     ---------
                                                                             58,450       57,233            125,514       112,847
                                                                           --------     --------          ---------     ---------
 Operating income before investors' share
  of operations and discontinued operations                                  17,378       14,860             25,550        29,645
 Investors' share of operations                                              (1,579)      (1,428)            (2,276)       (2,806)
                                                                           --------     --------          ---------     ---------
 Income before gain on sale of real estate net of loss on
  abandoned developments held for sale and discontinued
  operations                                                                 15,799       13,432             23,274        26,839
 Income from operations of discontinued assets                                  435          837              1,276         1,663
                                                                           --------     --------          ---------     ---------
 Income before gain on sale of real estate net of
  loss on abandoned developments held for sale                               16,234       14,269             24,550        28,502
 Gain on sale of real estate net of loss on abandoned
  developments held for sale                                                 19,101        7,898              9,454         7,898
                                                                           --------     --------          ---------     ---------

                Net income                                                   35,335       22,167             34,004        36,400
 Dividends on preferred stock                                                (4,856)      (1,987)            (9,712)       (3,975)
                                                                           --------     --------          ---------     ---------

                Net income available for common shareholders               $ 30,479     $ 20,180          $  24,292     $  32,425
                                                                           --------     --------          ---------     ---------

 Earnings per common share, basic
  Income before gain on sale of real estate net of loss on
    abandoned developments held for sale and discontinued
    operations                                                             $   0.27     $   0.29          $    0.34     $    0.59
  Discontinued operations                                                      0.01         0.02               0.03          0.04
  Gain on sale of real estate net of loss on abandoned developments
   held for sale                                                               0.47         0.20               0.23          0.20
                                                                           --------     --------          ---------     ---------
                                                                           $   0.75     $   0.51          $    0.60     $    0.83
                                                                           ========     ========          =========     =========

    Weighted average number of common shares, basic                          40,798       38,984             40,286        38,908
                                                                           ========     ========          =========     =========

 Earnings per common share, diluted
  Income before gain on sale of real estate net of loss on
    abandoned developments held for sale and discontinued
    operations                                                             $   0.27     $   0.29          $    0.34     $    0.59
  Discontinued operations                                                      0.01         0.02               0.03          0.04
  Gain on sale of real estate net of loss on abandoned developments
   held for sale                                                               0.46         0.20               0.23          0.20
                                                                           --------     --------          ---------     ---------
                                                                           $   0.74     $   0.51          $    0.60     $    0.83
                                                                           ========     ========          =========     =========

    Weighted average number of common shares, diluted                        42,136       40,027             41,568        39,946
                                                                           ========     ========          =========     =========

Federal Realty Investment Trust
Balance Sheet
June 30, 2002

================================================================================

                              Financial Highlights
                      (in thousands, except per share data)

BALANCE SHEET DATA                                                                      June 30,       December 31,
------------------
                                                                                            2002              2001
                                                                                            ----              ----
Assets                                                                               (unaudited)

Real estate, at cost
  Operating                                                                          $ 1,843,170       $ 1,782,318
  Development                                                                            337,490           321,986
                                                                                     -----------       -----------
                                                                                       2,180,660         2,104,304
  Less accumulated depreciation and amortization                                        (421,250)         (395,767)
                                                                                     -----------       -----------
                                                                                       1,759,410         1,708,537
Other Assets
  Mortgage notes receivable                                                               48,629            35,607
  Cash and investments                                                                    18,723            17,563
  Receivables                                                                             14,611            15,483
  Tax deferred exchange escrows                                                           55,128             6,006
  Other assets                                                                            50,404            51,685
                                                                                     -----------       -----------
Total Assets                                                                         $ 1,946,905       $ 1,834,881
                                                                                     ===========       ===========

Liabilities and Shareholders' Equity

  Obligations under capital leases, mortgages and construction loans                 $   524,147       $   450,336
  Notes payable                                                                          171,374           174,843
  Senior notes                                                                           385,000           410,000
  5 1/4% Convertible subordinated debentures                                              75,000            75,289
  Other liabilities                                                                      138,325           135,122

Shareholders' Equity                                                                     653,059           589,291
                                                                                     -----------       -----------
Total Liabilities and Shareholders' Equity                                           $ 1,946,905       $ 1,834,881
                                                                                     ===========       ===========

Federal Realty Investment Trust
Funds From Operations / Funds Available for Distribution / Summary of Capital Expenditures
June 30, 2002

================================================================================

                                                                                            Three months ended
                                                                                   June 30, 2002            June 30, 2001
                                                                               -----------------        -----------------
Funds From Operations (FFO)                                                       (in thousands, except per share data)
---------------------------
Net income available for common shareholders                                    $        30,479          $        20,180
             Gain on sale of real estate                                                (19,101)                  (7,898)
             Depreciation and amortization of real estate assets                         14,521                   13,509
             Amortization of initial direct costs of leases                               1,200                    1,007
             Income attributable to operating partnership units                             650                      461
                                                                               -----------------        -----------------

Funds From Operations (FFO)                                                     $        27,749          $        27,259
                                                                               =================        =================

             Weighted average shares outstanding                                         42,136                   40,027

FFO per share                                                                   $          0.66          $          0.68
                                                                               =================        =================

Funds Available for Distribution (FAD)
--------------------------------------

Funds from operations                                                           $        27,749          $        27,259
             Recurring capital expenditures                                              (1,970)                  (2,008)
                                                                               -----------------        -----------------

Funds available for distribution (FAD)                                          $        25,779          $        25,251
                                                                               =================        =================

             Weighted average shares outstanding                                         42,136                   40,027

FAD per share                                                                   $          0.61          $          0.63
                                                                               =================        =================


Dividends per share                                                             $          0.48          $          0.47

Dividend payout ratio % - FFO                                                                73%                      69%

Dividend payout ratio % - FAD                                                                79%                      75%

Summary of Capital Expenditures
-------------------------------

Accretive Capital Expenditures
             Development                                                        $        60,387          $        56,541
             Acquisition Related (1)                                                         36                      139
             Redevelopments and Expansions                                                4,566                    4,028
             Tenant Improvements                                                          3,143                    3,139
                                                                               -----------------        -----------------

Total Accretive Capital Expenditures                                                     68,132                   63,847

             Recurring Capital Expenditures                                               1,970                    2,008
                                                                               -----------------        -----------------

Total Capital Expenditures                                                      $        70,102          $        65,855
                                                                               =================        =================

(1) Capital expenditures related to acquisitions in the last two years which were projected in the acquisition underwriting.

Federal Realty Investment Trust
Selected Financial Data
June 30, 2002

================================================================================

                                                                      June 30, 2002         December 31, 2001
                                                              ----------------------    ----------------------
                                                                   (in thousands, except per share data)
Market data

     Shares outstanding                                                      43,188                    40,071

     Market price per share (end of period)                     $             27.71        $            23.00

     Equity market capitalization (end of period)               $         1,431,739 (1)    $        1,156,633 (1)

     Total debt                                                           1,051,008                 1,010,175
                                                               --------------------       -------------------
     Total market capitalization                                $         2,482,747        $        2,166,808
                                                               ====================       ===================
     Total debt to market capitalization                                      .42:1                     .47:1
                                                               ====================       ===================

Capital availability:

     Cash on hand                                               $            18,723        $           17,563
     Tax deferred exchange escrows                                           55,128                     6,006
     Available under line of credit                                         256,000                   256,000
     Available under Santana Row construction loan                          164,300                   233,000
     Shelf registration                                                     130,240(2)                190,000
                                                               --------------------       -------------------

                                                                $           624,391        $          702,569
                                                               ====================       ===================

(1) Includes $235 million of preferred stock issued and outstanding
(2) Pursuant to rule 462(b) availability can be increased to $156.3 million.

                                                                   Six months ended          Six months ended
                                                                      June 30, 2002 (2)         June 30, 2001
                                                              ----------------------    ----------------------
Operational statistics

     Ratio of earnings to combined fixed charges
       and preferred dividends                                                1.18x                     1.35x

     Ratio of earnings to fixed charges                                       1.39x                     1.47x

     Ratio of EBITDA to combined fixed charges
       and preferred dividends                                                1.49x                     1.94x

     Administrative expense/total revenues                                    4.30%                     4.53%

(2) Excludes one-time restructuring charge of $8.5 million incurred in the first quarter of 2002.

Federal Realty Investment Trust
Summary of Outstanding Debt
June 30, 2002

================================================================================

                                                            Maturity                Rate                   Balance
                                                            --------                ----                   -------
Mortgages and Construction Loans                                                                     (in thousands)
--------------------------------
     Construction loan on Woodmont East
         (may be extended to 8/29/04)                       08/29/02       libor + 1.20%           $        24,291
     Friendship Center                                      09/22/03       libor + 1.35%                    17,000
     Construction loan on Santana Row
         (may be extended to 4/16/06)                       04/16/04      libor + 2.125%                   130,727
     Leesburg Plaza                                         10/01/08              6.510%                     9,900
     164 E Houston Street                                   10/06/08              7.500%                       287
     Federal Plaza                                          06/01/11              6.750%                    36,113
     Barracks Road                                          11/01/15              7.950%                    44,300
     Hauppauge                                              11/01/15              7.950%                    16,700
     Lawrence Park                                          11/01/15              7.950%                    31,400
     Wildwood                                               11/01/15              7.950%                    27,600
     Wynnewood                                              11/01/15              7.950%                    32,000
     Brick Plaza                                            11/01/15              7.415%                    33,000
     Tysons Station                                         09/01/11              7.400%                     6,916
     Escondido (Municipal bonds)                            10/01/16               3.19% (a)                 9,400
                                                                                                  -----------------
                                                                                                   $       419,634
                                                                                                  =================

Notes payable
-------------
     Revolving credit facilities                            12/19/03        libor + .80%           $        44,000
     Term note with banks                                   12/19/03               6.22% (b)               125,000
     Note issued in Connection with
        renovation of Perring Plaza                         01/31/13              10.00%                     2,329
     Other                                                   various             various                        45
                                                                                                  -----------------
                                                                                                   $       171,374
                                                                                                  =================

Unsecured Public Debt
---------------------
     5 1/4% Convertible subordinated debentures             10/28/03              5.250%           $        75,000
                                                                                                  =================

     6.74% Medium Term Notes      (c)                       03/10/04              6.370%                    39,500
     6.625% Notes (fixed)                                   12/01/05              6.625%                    40,000
     6.99% Medium Term Notes      (c)                       03/10/06              6.894%                    40,500
     8.75% Notes                                            12/01/09              8.750%                   175,000
     7.48% Debentures                                       08/15/26              7.480%                    50,000
     6.82% Medium Term Notes                                08/01/27              6.820%                    40,000
                                                                                                  -----------------
                                                                                                   $       385,000
                                                                                                  =================

                                                     Total fixed rate debt                         $       825,590           78.55%
                                                     Total variable rate debt                              225,418           21.45%
                                                                                                  -----------------   --------------
                                                     Total debt                                    $     1,051,008          100.00%
                                                                                                  =================   ==============

                                                     Weighted average interest rate:

                                                       Fixed rate debt                                        7.25%
                                                       Variable on revolving credit facilities                2.67% (d)

Capital lease obligations
-------------------------
                                                 Various through 2077                    (e)       $       104,513
                                                                                                  -----------------
                                                      Total debt and capital lease
                                                         obligations                               $     1,155,521
                                                                                                  =================

(a) The bonds bear interest at a variable rate determined weekly to be the interest rate which would enable the bonds to be remarketed at 100% of their principal amount. The weighted average interest rate for the six months ended June 30, 2002, was 3.19%.
(b) LIBOR plus 95 basis points. The Trust purchased interest rate swaps or hedges on this note, thereby locking in the LIBOR interest rate of 5.27%.
(c) The Trust purchased interest rate swaps at issuance, thereby reducing the effective interest on these notes.
(d) Weighted average interest rate on revolving credit facilities for six months ended June 30, 2002.
(e) Weighted average interest rate on capital lease obligations is 9.77% on a stated basis and 13.96% including performance based participation interest paid by the Trust.

Federal Realty Investment Trust
Summary of Debt Maturities
June 30, 2002

--------------------------------------------------------------------------------

DEBT MATURITIES
(Assumes the option to extend the Woodmont East construction loan is exercised)

       (in thousands)

                                                                                                        Cumulative
                              Scheduled                                         Percent of              Percent of
                Year       Amortization       Maturities           Total     Debt Expiring           Debt Expiring
-------------------------------------------------------------------------------------------     -------------------
                2002           $    302      $         -     $       302              0.0%                    0.0%
(1)             2003                846          261,000         261,846             24.9%                   24.9%
                2004              2,810          194,517         197,327             18.8%                   43.7%
                2005              3,063           40,000          43,063              4.1%                   47.8%
                2006              3,412           40,500          43,912              4.2%                   52.0%
                2007              3,686                -           3,686              0.3%                   52.3%
                2008              3,918            9,541          13,459              1.3%                   53.6%
                2009              4,095          175,046         179,141             17.0%                   70.6%
                2010              4,427                -           4,427              0.4%                   71.0%
                2011              4,287           37,235          41,522              4.0%                   75.0%
          Thereafter             17,116          245,207         262,323             25.0%                  100.0%
                     ----------------------------------------------------------------------

               Total           $ 47,962      $ 1,003,046     $ 1,051,008           100.00%
                     ======================================================================

Note:

(1) Includes $44 million balance on revolving credit facility and $125 million balance on term loan.

Federal Realty Investment Trust
Santana Row Development Summary
June 30, 2002

-----------------------------------------------------------------------------------------------------------------------------
Development Description:                    A multi-phased, mixed-use development built on 42 acres in San Jose, California,
------------------------                    in the heart of the Silicon Valley.  Phase I of the development will consist of a
                                            1,500  foot long "main street" and nine buildings comprising approximately 538,000 square feet of retail, 501 residential units, and a 214-room boutique hotel.

    Phase I Retail Description                        Building        Square Feet    Notes:
    --------------------------                        --------        -----------    ------
                                                             1             40,000    Crate & Barrel (sole tenant) opened
                                                                                        June 27, 2002
                                                             3             42,439    Primarily luxury tenants including Gucci,
                                                                                        Bottega Veneta, Burberry, a French bakery
                                                                                        and a Singaporean restaurant
                                                             4             33,609    Primarily luxury tenants including St.
                                                                                        John Knit, Tods, Escada and Anne Fontaine
                                                             5             57,354    Lifestyle tenants including Tommy Bahama,
                                                                                        Mullholland Brothers, New Balance Shoes
                                                                                        and Blowfish Sushi
                                                             6             49,415    Lifestyle tenants including Anthropologie,
                                                                                        Borders, Oilily and Lather
                                                             7             87,267    Lifestyle tenants including Ann Taylor Loft,
                                                                                        Cole Haan, Theory and five restaurants
                                                             8             37,027    Lifestyle tenants including Diesel,
                                                                                        Sur La Table, Z-Gallerie and three
                                                                                        restaurants
                                                            13             95,897    Located on Olin Avenue, primarily home
                                                                                        furnishing tenants and restaurants
                                                                                        including Maggiano's and Starbucks
                                               Kiosk and Carts              1,570
                                                                         --------
                                         Total  Retail Opening            444,578
                                            September 19, 2002

                                                       9 or 11             93,000    Estimated square footage.  Principal tenant is
                                                                         --------       Century Theater.  Scheduled to open
                                                                                        following the balance of Phase I.


                                                  Retail Total           537,578
                                                                         =======

    Phase I Residential Description                   Building             Units     Notes:
    -------------------------------                   --------             -----     ------

                                                             3                 98    One-, two- and three-bedroom loft units.
                                                                                        Deliveries beginning in October 2002.
                                                             4                100    One-, two- and three-bedroom loft units.
                                                                                        Deliveries beginning in November 2002.
                                                             6                 21    Luxury three- and four-bedroom townhouses
                                                                                        and villas.  Deliveries beginning in
                                                                                        January 2003.
                                                             7                246    108 two- and four-bedroom townhouses and
                                                                                        138 one-, two- and three-bedroom flats.
                                                                                        Deliveries beginning in January 2003.
                                                             8                36     Two-bedroom townhouses.  Deliveries beginning
                                                                         -------        in December 2002.

                                             Residential Total               501
                                                                         =======


    Phase I Hotel Description                         Building              Rooms    Notes:
    -------------------------                         --------              -----    ------
                                                             5                214    Hotel Valencia Santana Row, a boutique hotel
                                                                                        scheduled for delivery in first
                                                                                        quarter 2003.


Financial Summary:
------------------
Total Projected Cost (1)                                             $500 million
Cost to Date                                                         $329 million
Anticipated Cost to Complete                                         $171 million
Remaining Construction Loan Capacity                                 $164 million
Anticipated Stabilized Yield - 2004 (2)                            6.25% to 7.00%

                                                                               Executed Leases and
Retail Leasing Summary:                  Executed (sf)           LOI (sf)      LOIs as a % of Total      Opening September 2002
-----------------------                  -------------           --------      --------------------      ----------------------
First-floor Facing Santana Row                181,952             14,063               95%                    36 tenants
Total Santana Row Phase I                     300,856            100,782               75%                    48 tenants


                                                            Average Rent per Square
Residential Leasing Summary:            Number of Deposits           Foot per Month
----------------------------            ------------------           --------------
Hard Deposits (3)                                21                   $ 1.93
Refundable Deposits (4)                          15                       (4)


Notes:
(1)  Includes the cost of land and infrastructure for future phases.
(2) Assumes residential rents of $2.25 per square foot per month. Every $0.10 increase/(decrease) to residential rents results in a 15 bps increase/(decrease) in the anticipated stabilized yield.
(3) Deposits on units for which rents have been set, specific units have been assigned and delivery is expected to begin in October.
(4) Deposits on units for which market rents have not been set, and as a result specific units cannot be assigned.

Federal Realty Investment Trust
Acquisitions and Dispositions - Year to Date
June 30, 2002

================================================================================

Acquisitions
------------

None

Dispositions
------------

Date             Property                  City / State         GLA   Sale proceeds   Cap rate (1)   Anchor tenant
------------------------------------------------------------------------------------------------------------------------------------
                                                                      (in thousands)
April 11, 2002   252 - 264 Greenwich Ave   Greenwich, CT     24,000        $ 16,100          7.30%   Banana Republic, Gap Kids

April 30, 2002   138 Central Ave           Westfield, NJ     11,000           4,100          8.10%   Legg Mason, Toys R Us

April 30, 2002   Ships Building            Westport, CT      16,000           7,300          7.60%   Eddie Bauer

April 30, 2002   27 Main Street            Westport, CT      10,000           7,300          7.30%   Pottery Barn

June 6, 2002     Uptown Shopping Center    Portland, OR     100,000          20,400          8.40%   Zupan's Market, Elephant's Deli

June 18, 2002    6410 Hollywood Blvd       Hollywood, CA     12,000           2,100          4.30%   Hollywood Suit Outlet
                                                           --------        --------

                 Total dispositions                         173,000        $ 57,300
                                                           ========        ========

(1) Cap rate based on twelve month forward net operating income (NOI). Blended cap rate for properties sold is 7.64%.

Federal Realty Investment Trust
Real Estate Status Report
June 30, 2002

================================================================================


                                                                                                 Year           Total     Ownership
Property Name                     Type    MSA Description                                    Acquired      Investment    Percentage
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                       (in thousands)
  Washington Metropolitan Area
  ----------------------------
Bethesda Row                      SR      Washington, DC-MD-VA-WV                             1993-98        $ 77,061            (3)
Congressional Plaza               SC      Washington, DC-MD-VA-WV                                1965          53,406         55.8%
Courthouse Center                 SC      Washington, DC-MD-VA-WV                                1997           4,160            (5)
Falls Plaza                       SC      Washington, DC-MD-VA-WV                                1967           8,154        100.0%
Falls Plaza-East                  SC      Washington, DC-MD-VA-WV                                1972           3,351        100.0%
Federal Plaza                     SC      Washington, DC-MD-VA-WV                                1989          61,667        100.0%
Friendship Center                 SR      Washington, DC-MD-VA-WV                                2001          33,552        100.0%
Gaithersburg Square               SC      Washington, DC-MD-VA-WV                                1993          23,500        100.0%
Idylwood Plaza                    SC      Washington, DC-MD-VA-WV                                1994          14,820        100.0%
Laurel                            SC      Washington, DC-MD-VA-WV                                1986          45,407         99.9%
Leesburg Plaza                    SC      Washington, DC-MD-VA-WV                                1998          20,339            (5)
Loehmann's Plaza                  SC      Washington, DC-MD-VA-WV                                1983          25,079            (5)
Magruder's Center                 SC      Washington, DC-MD-VA-WV                                1997          10,264            (5)
Mid-Pike Plaza                    SC      Washington, DC-MD-VA-WV                                1982          16,864            (6)
Old Keene Mill                    SC      Washington, DC-MD-VA-WV                                1976           5,043        100.0%
Pan Am                            SC      Washington, DC-MD-VA-WV                                1993          24,749        100.0%
Pentagon Row                      SR      Washington, DC-MD-VA-WV                                1999          82,282        100.0%
Pike 7                            SC      Washington, DC-MD-VA-WV                                1997          33,370        100.0%
Quince Orchard                    SC      Washington, DC-MD-VA-WV                                1993          19,012        100.0%
Rollingwood Apartments            SR      Washington, DC-MD-VA-WV                                1971           6,682        100.0%
Sam's Park & Shop                 SR      Washington, DC-MD-VA-WV                                1995          11,754        100.0%
Tower                             SC      Washington, DC-MD-VA-WV                                1998          18,016        100.0%
Tyson's Station                   SC      Washington, DC-MD-VA-WV                                1978           3,312        100.0%
Village of Shirlington            SR      Washington, DC-MD-VA-WV                                1995          31,768        100.0%
Wildwood                          SC      Washington, DC-MD-VA-WV                                1969          15,800        100.0%

  Philadelphia Metropolitan Area
  ------------------------------
Andorra                           SC      Philadelphia, PA-NJ                                    1988          18,582         99.9%
Bala Cynwyd                       SC      Philadelphia, PA-NJ                                    1993          23,662        100.0%
Ellisburg Circle                  SC      Philadelphia, PA-NJ                                    1992          25,826        100.0%
Feasterville                      SC      Philadelphia, PA-NJ                                    1980          11,556        100.0%
Flourtown                         SC      Philadelphia, PA-NJ                                    1980           8,641        100.0%
Langhorne Square                  SC      Philadelphia, PA-NJ                                    1985          17,467        100.0%
Lawrence Park                     SC      Philadelphia, PA-NJ                                    1980          23,535        100.0%
Northeast                         SC      Philadelphia, PA-NJ                                    1983          21,410        100.0%
Willow Grove                      SC      Philadelphia, PA-NJ                                    1984          25,761        100.0%
Wynnewood                         SC      Philadelphia, PA-NJ                                    1996          34,987        100.0%

  New York / New Jersey
  ---------------------
Allwood                           SC      Bergen-Passaic, NJ                                     1988           4,265            (6)
Clifton                           SC      Bergen-Passaic, NJ                                     1988           4,795            (6)
Blue Star                         SC      Middlesex-Somerset-Hunterdon, NJ                       1988          38,755            (6)
Brunswick                         SC      Middlesex-Somerset-Hunterdon, NJ                       1988          20,807            (6)
Rutgers                           SC      Middlesex-Somerset-Hunterdon, NJ                       1988          15,842            (6)
Brick Plaza                       SC      Monmouth-Ocean, NJ                                     1989          53,695        100.0%
Greenlawn Plaza                   SC      Nassau-Suffolk, NY                                     2000          10,562        100.0%
Hauppauge                         SC      Nassau-Suffolk, NY                                     1998          26,133        100.0%
Huntington                        SC      Nassau-Suffolk, NY                                     1988          22,499            (6)
Forest Hills                      SR      New York, NY                                           1997          23,965        100.0%
Fresh Meadows                     SC      New York, NY                                           1997          64,502        100.0%
Troy                              SC      Newark, NJ                                             1980          20,441        100.0%
Hamilton                          SC      Trenton, NJ                                            1988           7,584            (6)

  New England
  -----------
Coolidge Corner                   SR      Boston-Worcester-Lawrence-Lowell-Brockton, MA          1995           4,005        100.0%
Dedham Plaza                      SC      Boston-Worcester-Lawrence-Lowell-Brockton, MA          1993          28,489        100.0%
Queen Anne Plaza                  SC      Boston-Worcester-Lawrence-Lowell-Brockton, MA          1994          14,556        100.0%
Saugus Plaza                      SC      Boston-Worcester-Lawrence-Lowell-Brockton, MA          1996          13,069        100.0%
Bristol Plaza                     SC      Hartford, CT                                           1995          21,652        100.0%
West Hartford                     SR      Hartford, CT                                      1994-1996          16,109        100.0%
Greenwich Avenue                  SR      New Haven-Bridgeport-Stamford-Waterbury           1994-1996          19,401        100.0%

                                                              Mortage or
                                                           Capital Lease          Grocery
Property Name                      GLA (1)   % Leased         Obligation       Anchor GLA   Grocery Anchor            (2)
-----------------------------------------------------------------------------------------------------------------------------
                                                          (in thousands)
  Washington Metropolitan Area
  ----------------------------
Bethesda Row                      419,000       97.7%             36,867           40,000   Giant Food                (4)
Congressional Plaza               339,000       93.4%                              28,258   Fresh Fields
Courthouse Center                  38,000       71.6%
Falls Plaza                        73,000      100.0%                              51,385   Giant Food
Falls Plaza-East                   71,000      100.0%
Federal Plaza                     247,000       98.4%             36,113
Friendship Center                 119,000      100.0%             17,000
Gaithersburg Square               205,000       96.9%
Idylwood Plaza                     73,000      100.0%                              29,556   Fresh Fields
Laurel                            386,000       98.0%                              39,500   Giant Food
Leesburg Plaza                    247,000      100.0%              9,900           55,330   Giant Food
Loehmann's Plaza                  242,000       95.0%
Magruder's Center                 109,000      100.0%                              30,750   Magruders
Mid-Pike Plaza                    312,000       98.7%             10,041
Old Keene Mill                     92,000      100.0%                              24,060   Fresh Fields
Pan Am                            218,000       94.0%                              32,725   Safeway
Pentagon Row                      294,000       95.5%                              44,623   Harris Teeter
Pike 7                            164,000      100.0%
Quince Orchard                    237,000       95.3%                              23,640   Magruders
Rollingwood Apartments                N/A       99.0%
Sam's Park & Shop                  50,000      100.0%
Tower                             109,000       88.1%
Tyson's Station                    50,000       97.0%              6,916
Village of Shirlington            202,000       96.7%
Wildwood                           84,000      100.0%             27,600           20,000   Sutton Place Gourmet

  Philadelphia Metropolitan Area
  ------------------------------
Andorra                           259,000       92.5%                              23,542   Acme Markets
Bala Cynwyd                       281,000      100.0%                              45,000   Acme Markets
Ellisburg Circle                  259,000       98.7%                              47,600   Genuardi's                (7)
Feasterville                      116,000       95.5%                              52,694   Genuardi's
Flourtown                         191,000      100.0%                              41,511   Genuardi's
Langhorne Square                  216,000       94.4%                              55,000   Redner's Warehouse Markets
Lawrence Park                     326,000       98.3%             31,400           38,481   Acme Markets
Northeast                         292,000       95.7%
Willow Grove                      215,000      100.0%
Wynnewood                         255,000       99.1%             32,000           98,000   Genuardi's

  New York / New Jersey
  ---------------------
Allwood                            52,000      100.0%              3,518           25,025   Stop & Shop
Clifton                            80,000       91.1%              3,272           26,500   Acme Markets
Blue Star                         410,000       96.8%             26,854           43,365   Shop Rite
Brunswick                         318,000       98.4%             11,179           55,345   A&P
Rutgers                           217,000       89.0%             12,950           44,456   Edwards Super Food
Brick Plaza                       409,000      100.0%             33,000           66,110   A&P
Greenlawn Plaza                    92,000       80.5%                              45,958   Waldbaum's
Hauppauge                         131,000      100.0%             16,700           60,791   Shop Rite
Huntington                        279,000      100.0%             14,366
Forest Hills                       85,000      100.0%
Fresh Meadows                     408,000       98.1%
Troy                              202,000      100.0%                              64,209   Pathmark
Hamilton                          190,000      100.0%              4,850           53,220   Shop Rite

  New England
  -----------
Coolidge Corner                    13,000      100.0%
Dedham Plaza                      240,000       95.9%
Queen Anne Plaza                  149,000      100.0%                              50,284   Victory Supermarket
Saugus Plaza                      171,000      100.0%                              54,530   Super Stop & Shop
Bristol Plaza                     296,000       91.0%                              56,634   Super Stop & Shop
West Hartford                     125,000       83.8%
Greenwich Avenue                   57,000      100.0%



Property Name                    Other Anchor or Major          (2)
--------------------------------------------------------------------------------------
  Washington Metropolitan Area
  ----------------------------
Bethesda Row                     Barnes & Noble
Congressional Plaza              Buy Buy Baby / Container Store
Courthouse Center
Falls Plaza
Falls Plaza-East                 CVS/Staples
Federal Plaza                    TJ Maxx/ CompUSA
Friendship Center                Borders/Eddie Bauer/Linens'n Things
Gaithersburg Square              Bed, Bath & Beyond/Borders/Ross
Idylwood Plaza
Laurel                           Chanyka Theater/Marshalls/Toys R Us
Leesburg Plaza                   Kmart/Peebles
Loehmann's Plaza                 Bally's/Linens'n Things/Scan
Magruder's Center
Mid-Pike Plaza                   Linens'n Things/ Toys R Us/G Street Fabrics
Old Keene Mill
Pan Am                           Micro Center/Michaels
Pentagon Row                     Bally's/Bed, Bath & Beyond
Pike 7                           Gold's Gym/Staples/TJ Maxx
Quince Orchard                   Circuit City/Staples
Rollingwood Apartments
Sam's Park & Shop                Petco
Tower                            Virginia Fine Wine
Tyson's Station                  Trader Joes
Village of Shirlington           Cineplex Odeon
Wildwood

  Philadelphia Metropolitan Area
  ------------------------------
Andorra                          Kohl's / Andorra Theatre / Family Toy
Bala Cynwyd                      Lord & Taylor / Bare Feet Shoes
Ellisburg Circle                 Bed, Bath & Beyond / Erlton Bowl / Ross
Feasterville                     OfficeMax
Flourtown                        Kmart
Langhorne Square                 Marshalls/Cottage Crafters/Drug Emporium
Lawrence Park                    CHI / Jefferson Health Care / TJ Maxx
Northeast                        Burlington Coat / Marshalls / Tower Records
Willow Grove                     Barnes & Noble / Modell's
Wynnewood                        Bed, Bath & Beyond / Old Navy

  New York / New Jersey
  ---------------------
Allwood
Clifton                          Drug Fair
Blue Star                        Michaels/Toys R Us
Brunswick                        Ames/Just Living Rooms
Rutgers                          Kmart
Brick Plaza                      Bon-ton/Loews Theatres/Barnes & Noble
Greenlawn Plaza
Hauppauge                        OfficeMax
Huntington                       BuyBuyBaby/Toys R Us/Bed, Bath & Beyond
Forest Hills
Fresh Meadows                    Value City/Kmart/Cineplex Odeon
Troy                             A.C.Moore/Toys R Us
Hamilton                         A.C.Moore/Stevens Furniture

  New England
  -----------
Coolidge Corner
Dedham Plaza                     Ames
Queen Anne Plaza                 TJ Maxx
Saugus Plaza
Bristol Plaza                    TJ Maxx/Bradlees
West Hartford
Greenwich Avenue

Federal Realty Investment Trust
Real Estate Status Report
June 30, 2002

================================================================================


                                                                                    Year           Total     Ownership
Property Name               Type  MSA Description                               Acquired      Investment    Percentage      GLA (1)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                          (in thousands)
  California
  ----------
Colorado Blvd               SR    Los Angeles-Long Beach, CA                   1996-1998          14,711            (8)      69,000
Hermosa Ave                 SR    Los Angeles-Long Beach, CA                        1997           4,675         90.0%       23,000
Hollywood Blvd              SR    Los Angeles-Long Beach, CA                        1999          25,805         90.0%      148,000
Third St Promenade          SR    Los Angeles-Long Beach, CA                   1996-2000          71,267            (9)     201,000
Escondido                   SC    San Diego, CA                                     1996          24,485         70.0%      222,000
Fifth Ave                   SR    San Diego, CA                                1996-1997          12,097           (10)      51,000
150 Post Street             SR    San Francisco, CA                                 1997          27,806        100.0%      103,000
Kings Court                 SC    San Jose, CA                                      1998          10,896            (5)      78,000
Old Town                    SR    San Jose, CA                                      1997          32,587        100.0%       97,000
Santana Row                 SR    San Jose, CA                                      1997         329,061        100.0%          N/A

Chicago
-------
Crossroads                  SC    Chicago, IL                                       1993          21,690        100.0%      173,000
Finley Square               SC    Chicago, IL                                       1995          25,774        100.0%      313,000
Garden Market               SC    Chicago, IL                                       1994          10,536        100.0%      142,000
North Lake Commons          SC    Chicago, IL                                       1998          12,949        100.0%      129,000
Evanston                    SR    Chicago, IL                                       1995           4,261        100.0%       19,000

  Other
  -----
Governor Plaza              SC    Baltimore, MD                                     1985          17,442         99.9%      252,000
Perring  Plaza              SC    Baltimore, MD                                     1985          23,931         99.9%      412,000
Barracks Road               SC    Charlottesville, VA                               1985          39,416        100.0%      484,000
Gratiot Plaza               SC    Detroit, MI                                       1973          16,646        100.0%      218,000
Lancaster                   SC    Lancaster, PA                                     1980           9,744            (6)     107,000
Winter Park                 SR    Orlando, FL                                       1996           6,880        100.0%       28,000
Mill Avenue                 SR    Phoenix-Mesa, AZ                                  1998          11,036           (11)      40,000
Eastgate                    SC    Raleigh-Durham-Chapel Hill, NC                    1986          13,153        100.0%      159,000
The Shops at Willow Lawn    SC    Richmond-Petersburg, VA                           1983          62,236         99.9%      505,000
Houston St                  SR    San Antonio, TX                                   1998          52,139        100.0%          N/A
Tanasbourne                 SR    Portland, OR                                      2000           7,472        100.0%          N/A
------------------------------------------------------------------------------------------------------------------------------------
Total                                                                                        $ 2,180,660                 14,687,000

                            Total Grocery Anchored Properties:                        42
                                  SC - Shopping Center                                40
                                  SR - Street Retail                                   2

                            Total Square Feet - Grocery Anchored Centers:      9,425,000
                                  SC - Shopping Center                         8,712,000
                                  SR - Street Retail                             713,000

                                             Mortage or
                                          Capital Lease          Grocery
Property Name               % Leased         Obligation       Anchor GLA   Grocery Anchor            (2)
---------------------------------------------------------------------------------------------------------------
                                          (in thousands)
  California
  ----------
Colorado Blvd                  97.9%
Hermosa Ave                   100.0%
Hollywood Blvd                 73.1%
Third St Promenade             93.9%
Escondido                      97.0%              9,400
Fifth Ave                     100.0%
150 Post Street                82.0%
Kings Court                    98.3%                              24,460   Lunardi's Super Market
Old Town                       89.0%
Santana Row                      N/A            130,727

Chicago
-------
Crossroads                    100.0%
Finley Square                  91.2%
Garden Market                  94.1%                              62,937   Dominick's
North Lake Commons             88.3%                              77,303   Dominick's
Evanston                      100.0%

  Other
  -----
Governor Plaza                100.0%
Perring  Plaza                 97.2%                              57,706   Metro Foods
Barracks Road                  99.4%             44,300           91,032   Harris Teeter / Kroger
Gratiot Plaza                 100.0%                              68,802   Farmer Jack's
Lancaster                      94.8%              4,907           39,404   Giant Food
Winter Park                    90.3%
Mill Avenue                   100.0%
Eastgate                       98.6%                              22,938   Southern Season            (12)
The Shops at Willow Lawn       81.7%                              44,607   Kroger
Houston St                       N/A                287
Tanasbourne                      N/A
---------------------------------------------------------------------------------------------------------------
Total                          95.9%            524,147        1,957,271


Property Name                    Other Anchor or Major          (2)
--------------------------------------------------------------------------------------
  California
  ----------
Colorado Blvd
Hermosa Ave
Hollywood Blvd
Third St Promenade
Escondido                  Cost Plus/TJ Maxx/Toys R Us
Fifth Ave
150 Post Street            Brooks Brothers/Williams Sonoma
Kings Court                Longs Drug Store
Old Town
Santana Row

Chicago
-------
Crossroads                 Comp USA/Golfsmith/Binny's
Finley Square              Bed, Bath & Beyond
Garden Market              Walgreens
North Lake Commons
Evanston

  Other
  -----
Governor Plaza             Bally's/Comp USA/Syms/Office Depot
Perring  Plaza             Home Depot/Burlington Coat Factory
Barracks Road              Barnes & Noble/Old Navy/Michaels
Gratiot Plaza              Bed, Bath & Beyond / Best Buy
Lancaster                  A.C.Moore/Provident Book Store
Winter Park
Mill Avenue
Eastgate
The Shops at Willow Lawn   Dillard's/Old Navy/Tower Records
Houston St
Tanasbourne
--------------------------------------------------------------------------------
Total

Notes:

(1) Excludes new development square footage, redevelopment square footage, and Rollingwood Apartments.
(2)  Anchor is defined as a tenant with 15,000 sf or more.
(3) Portion of property subject to capital lease obligation. Mortgage column shows construction loan on Woodmont East of $24,291 and capital lease obligation of $12,576.
(4) New Giant building of 40,000 sf has an approximate completion date of December 2002.
(5) Property purchased in "downreit" in exchange for operating partnership units.
(6)  Property subject to capital lease obligation.
(7)  Genuardi's space has been delivered, they are not yet open.
(8)  Consists of two properties, one at 100% and one at 90%.
(9)  Consists of nine properties, seven at 100% and two at 90%.
(10) Consists of four properties, three at 100% and one at 90%.
(11) Consists of two properties, one at 100% and one at 85%.
(12) There is a second grocery space in the center; Food Lion has vacated, but is paying rent.

Federal Realty Investment Trust
Shopping Center / Street Retail Summary
June 30, 2002

--------------------------------------------------------------------------------


Shopping Center Summary
-----------------------
(in thousands, except sf data)

                                     (1)For the year ended December 31,              For the six months ended June 30,
                                     ----------------------------------              ---------------------------------
                                              2001           2000             1999                 2002           2001
                                     ---------------------------------------------------------------------------------

Real Estate Assets                     $ 1,256,778    $ 1,248,770      $ 1,249,269          $ 1,274,285    $ 1,248,096

Revenues                               $   223,828    $   216,006      $   208,794          $   109,715    $   108,454

Net Operating Income (2)               $   160,710    $   153,892      $   147,819          $    79,071    $    77,225

Square Feet (3)                        $12,547,000    $12,700,000      $12,860,000          $12,543,000    $12,522,000



Street Retail Summary
---------------------
(in thousands, except sf data)

                                          (1)For the year ended December 31,              For the six months ended June 30,
                                          ----------------------------------              ---------------------------------
                                              2001           2000             1999               2002           2001
                                          ---------------------------------------------------------------------------------
Real Estate Assets (4)                  $  847,526    $   606,143      $   472,190          $   906,375     $  732,906

Revenues                                $   71,282    $    58,183      $    51,414          $    41,349     $   34,038

Net Operating Income (2) (5)            $   43,337    $    38,455      $    34,674          $    24,989     $   22,150

Square Feet (3)                         $2,232,000    $ 1,876,000      $ 1,792,000          $ 2,144,000     $1,931,000


Notes:

(1) The periods ended December 31, 2001, 2000 and 1999 have been restated for 2002 discontinued asset sales.
(2)  Net operating income includes all interest income.
(3) Excludes new development square footage, redevelopment square footage, and Rollingwood Apartments.
(4) Street Retail includes stabilized assets and assets which are in various stages of development and redevelopment. At June 30, 2002, real estate assets includes $329 million related to the Santana Row development.
(5) Net operating income is reduced by start-up expenses for Street Retail's development projects.

Federal Realty Investment Trust
Retail Leasing Summary - Comparable Basis (cash, non-straight-lined basis) June 30, 2002

=========================================================================================================================

New Lease Summary - Comparable
------------------------------


                                       Number of          % of Total                      New Rent       Old Rent
                 Quarter           Leases Signed       Leases Signed       GLA Signed  Per Sq. Ft.    Per Sq. Ft.
                 -------           -------------       -------------       ----------  ------------   ------------


        2nd Quarter 2002                      34                 36%          207,888       $ 18.88        $ 15.69
        1st Quarter 2002                      32                 35%           80,162       $ 23.18        $ 21.00
        4th Quarter 2001                      19                 31%           92,693       $ 20.24        $ 17.87
        3rd Quarter 2001                      26                 34%           73,186       $ 25.60        $ 23.01
                                             ---                 ---       ----------      --------       --------

       Total - 12 months                    111                  34%         453,929        $ 21.00        $ 18.25
                                            ====                 ===       =========       ========       ========


                                            Weighted                               Tenant
       Annualized       % Increase           Average             Tenant      Improvements
 Increase in Rent     Over Old Rent       Lease Term       Improvements       Per Sq. Ft.
 -----------------    -------------       ----------       ------------      ------------


       $   664,412              20%             10.5        $ 2,703,314           $ 13.00
           175,129              10%              7.6            858,373           $ 10.71
           219,954              13%              9.2          1,462,000           $ 15.77
           189,824              11%              7.4            871,000           $ 11.90
      ------------              ---              ---       ------------          --------

       $ 1,249,319              15%              9.1        $ 5,894,687           $ 12.99
      ============              ===             ====       ============          ========





Renewal Lease Summary - Comparable
----------------------------------

                                       Number of          % of Total                       New Rent       Old Rent
                 Quarter         Renewals Signed       Leases Signed      GLA Signed    Per Sq. Ft.    Per Sq. Ft.
                 -------         ---------------       -------------      -----------  ------------   ------------
        2nd Quarter 2002                      61                 64%          207,779       $ 18.16        $ 17.34
        1st Quarter 2002                      60                 65%          146,518       $ 23.43        $ 22.25
        4th Quarter 2001                      42                 69%          160,473       $ 23.64        $ 20.80
        3rd Quarter 2001                      51                 66%          127,202       $ 25.55        $ 23.04
                                             ---                 ---       ----------      --------       --------
       Total - 12 months                     214                 66%          641,972       $ 22.20        $ 20.46
                                             ===                 ===       ==========      ========       ========



                                            Weighted                               Tenant
       Annualized        % Increase          Average             Tenant      Improvements
 Increase in Rent     Over Old Rent       Lease Term       Improvements       Per Sq. Ft.
 -----------------    -------------       ----------       ------------      ------------
       $   170,240               5%              5.7         $  150,620            $ 0.72
           172,531               5%              4.8            144,008            $ 0.98
           454,752              14%              9.9          1,024,000            $ 6.38
           318,296              11%              5.3             64,000            $ 0.50
      ------------              ---             ----       ------------            ------
       $ 1,115,819               8%              6.5         $1,382,628            $ 2.15
      ============              ===             ====       ============            ======





Total Lease Summary - Comparable
--------------------------------

                                       Number of          % of Total                      New Rent       Old Rent
                 Quarter         Renewals Signed       Leases Signed      GLA Signed   Per Sq. Ft.    Per Sq. Ft.
                 -------         ---------------       -------------      ----------  ------------   ------------
        2nd Quarter 2002                      95                100%          415,667       $ 18.52        $ 16.51
        1st Quarter 2002                      92                100%          226,680       $ 23.34        $ 21.81
        4th Quarter 2001                      61                100%          253,166       $ 22.40        $ 19.73
        3rd Quarter 2001                      77                100%          200,388       $ 25.57        $ 23.03
                                             ---                ----       ----------      --------       --------
       Total - 12 months                     325                100%        1,095,901       $ 21.70        $ 19.54
                                            ====                ====       ==========      ========       ========


                                           Weighted                               Tenant
      Annualized        % Increase          Average           Tenant        Improvements
Increase in Rent     Over Old Rent       Lease Term       Improvements       Per Sq. Ft.
-----------------    -------------       ----------       ------------       -----------
        $ 834,651              12%              8.1        $ 2,853,934            $ 6.87
          347,660               7%              5.8          1,002,381            $ 4.42
          674,706              14%              9.6          2,486,000            $ 9.82
          508,120              11%              6.1            935,000            $ 4.67
     ------------              ---              ---       ------------            ------
      $ 2,365,137              11%              7.5        $ 7,277,315            $ 6.64
     ============              ===             ====       ============            ======




Notes:
(1) Renewal leases include expiring leases renewed with the same tenant. All other leases are categorized as new.
(2) Comparable leases represent only those leases signed on spaces for which there was a former tenant.

Federal Realty Investment Trust
Retail Leasing Summary - Non-Comparable Basis (cash, non-straight-lined basis) June 30, 2002

-------------------------------------------------------------------------------

New Lease Summary - Non-Comparable
----------------------------------
                                                                                                            Weighted
                                       Number of          % of Total                       New Rent          Average
                 Quarter           Leases Signed       Leases Signed      GLA Signed    Per Sq. Ft.       Lease Term
                 -------           -------------       -------------      -----------   ------------      ----------

        2nd Quarter 2002                      17                100%           27,236        $ 48.03             9.8
        1st Quarter 2002                      16                 94%           28,819        $ 54.38             8.3
        4th Quarter 2001                      19                 95%           64,468        $ 49.26            10.7
        3rd Quarter 2001                      18                100%           82,944        $ 31.97            11.4
                                              --                ----         --------       --------           -----
       Total - 12 months                      70                 97%          203,467        $ 42.77            10.3
                                              ==                 ===         ========       ========           =====


                           Tenant
       Tenant        Improvements
 Improvements         Per Sq. Ft.
 ------------          ----------

     $       -            $    -
        67,235            $ 2.33
        56,260            $ 0.87
             -            $    -
     ---------            ------
     $ 123,495            $ 0.61
     =========            ======


Renewal Lease Summary - Non-Comparable
--------------------------------------
                                                                                                            Weighted
                                       Number of          % of Total                       New Rent          Average
                 Quarter           Leases Signed       Leases Signed      GLA Signed    Per Sq. Ft.       Lease Term
                 -------           -------------       -------------      -----------   ------------      ----------
        2nd Quarter 2002                       0                  0%                -       $      -             0.0
        1st Quarter 2002                       1                  6%            2,660       $  23.18             5.0
        4th Quarter 2001                       1                  5%            3,252       $  22.19            20.0
        3rd Quarter 2001                       0                  0%                -       $      -             0.0
                                               -                  --           ------       --------            ----
       Total - 12 months                       2                  3%           5,912        $ 22.56             13.1
                                               =                  ==           ======       ========           =====


                            Tenant
        Tenant        Improvements
  Improvements         Per Sq. Ft.
  ------------          ----------
       $      -           $     -
         84,259           $ 31.68
            355           $  0.11
              -           $     -
      ---------           -------
       $ 84,614           $ 14.31
       ========           =======




Total Lease Summary - Non-Comparable
------------------------------------

                                                                                                            Weighted
                                       Number of          % of Total                       New Rent          Average
                 Quarter           Leases Signed       Leases Signed      GLA Signed    Per Sq. Ft.       Lease Term
                 -------           -------------       -------------      -----------   ------------      ----------
        2nd Quarter 2002                      17                100%           27,236        $ 48.03             9.8
        1st Quarter 2002                      17                100%           31,479        $ 51.73             8.2
        4th Quarter 2001                      20                100%           67,720        $ 47.96            10.9
        3rd Quarter 2001                      18                100%           82,944        $ 31.97            11.4
                                              --                ----          -------       --------            ----
       Total - 12 months                      72                100%          209,379        $ 42.20            10.4
                                              ==                ====          =======       ========            ====



                            Tenant
        Tenant        Improvements
  Improvements         Per Sq. Ft.
  ------------          ----------
      $       -            $    -
        151,764            $ 4.82
         56,615            $ 0.84
             -             $    -
      ---------            ------
      $ 208,379            $ 1.00
      =========            ======



Notes:
(1) Renewal leases include expiring leases renewed with the same tenant. All other leases are categorized as new.
(2) Non-comparable leases represent only those leases signed on spaces for which there was no former tenant.

Federal Realty Investment Trust
Occupancy Summary - Overall
June 30, 2002

------------------------------------------------------------------------------------------------------------------------------------

Overall Operating Occupancy
---------------------------
(Quarter to Quarter Analysis)                             At June 30, 2002                                  At June 30, 2001
                                            ----------------------------------------          --------------------------------------
Type                                           Size         Leased       Occupancy               Size         Leased       Occupancy
----                                           ----         ------       ---------               ----         ------       ---------
Retail Properties (leasable square feet)    14,687,000    14,093,000         95.9%            14,402,000    13,763,000         95.6%
Rollingwood Apartments (# of units)                282           280         99.3%                   282           281         99.0%

------------------------------------------------------------------------------------------------------------------------------------

Overall Operating Occupancy
---------------------------
(Rolling 12 Months)                                       At June 30, 2002                                  At March 31, 2002
                                            ----------------------------------------          --------------------------------------

Retail Properties (leasable square feet)    14,687,000    14,093,000         95.9%            14,863,000    14,201,000         95.5%
Rollingwood Apartments (# of units)                282           280         99.3%                   282           274         97.2%

                                                             At December 31, 2001                         At September 30, 2001
                                            ----------------------------------------          --------------------------------------

Retail Properties (leasable square feet)    14,761,000    14,116,000         95.6%            14,587,000    13,970,000         95.8%
Rollingwood Apartments (# of units)                282           278         98.6%                   282           282        100.0%

------------------------------------------------------------------------------------------------------------------------------------

Notes:

(1) Overall occupancy is occupancy for the entire portfolio and includes all operating properties owned in the reporting period.
(2) Excludes new development square footage and redevelopment square footage.

Federal Realty Investment Trust
Occupancy Summary - Same Center
June 30, 2002

------------------------------------------------------------------------------------------------------------------------------------

Same Center Occupancy
---------------------
(Quarter to Quarter Comparison)                         At June 30, 2002                           At June 30, 2001
                                         -----------------------------------------   -----------------------------------------------

Type                                               Size        Leased    Occupancy            Size          Leased        Occupancy
----                                               ----        ------    ---------            ----          ------        ---------
Retail Properties (leasable square feet)     14,251,000    13,670,000        95.9%      14,182,000      13,548,000            95.5%
Rollingwood Apartments (# of units)                 282           280        99.3%             282             281            99.0%

------------------------------------------------------------------------------------------------------------------------------------

Same Center Occupancy
---------------------
(Rolling 12 Months)                                     At June 30, 2002                           At March 31, 2002
                                         -----------------------------------------   -----------------------------------------------

Retail Properties (leasable square feet)     14,251,000    13,670,000        95.9%      14,402,000      13,759,000            95.5%
Rollingwood Apartments (# of units)                 282           280        99.3%             282             274            97.2%

                                                    At December 31, 2001                        At September 30, 2001
                                         -------------------------------------------------------------------------------------------

Retail Properties (leasable square feet)     13,871,000    13,240,000        95.4%      13,730,000      13,146,000            95.7%
Rollingwood Apartments (# of units)                 282           278        98.6%             282             282           100.0%

------------------------------------------------------------------------------------------------------------------------------------

Notes:

(1) Same center occupancy is occupancy for only those properties owned and operating in the reporting periods being compared.
(2) Excludes centers purchased or sold as well as properties under development and redevelopment.

Federal Realty Investment Trust
Summary of Top Twenty-five Tenants - Prospective (July 2002 through June 2003) June 30, 2002

================================================================================

                                                                  Percentage of
                                                 Annualized    Total Annualized                      Percentage of       Number of
    Rank Tenant Name                              Base Rent           Base Rent       Tenant GLA         Total GLA   Stores Leased
----------------------------------------------------------------------------------------------------------------------------------
       1 The Gap, Inc.                          $  5,931,498              2.56%          210,000             1.43%              11
       2 Safeway, Inc.                             5,299,241              2.29%          407,000             2.77%               7
       3 Bed, Bath & Beyond, Inc.                  4,940,047              2.13%          353,000             2.40%               8
       4 Ahold USA, Inc.                           4,857,288              2.09%          429,000             2.92%              10
       5 Barnes & Noble, Inc.                      3,758,031              1.62%          158,000             1.08%              10
       6 The TJX Companies                         3,280,392              1.41%          333,000             2.27%              10
       7 Toys R Us, Inc.                           2,975,616              1.28%          326,000             2.22%               8
       8 CVS Corporation                           2,925,322              1.26%          131,000             0.89%              12
       9 MTS, Inc.                                 2,410,795              1.04%          106,000             0.72%               5
      10 Great Atlantic & Pacific Tea Co.          2,380,178              1.03%          236,000             1.61%               4
      11 Kmart Corporation                         2,310,612              1.00%          509,000             3.47%               5
      12 OPNET Technologies                        2,267,475              0.98%           60,000             0.41%               1
      13 Dollar Tree Stores, Inc.                  2,082,320              0.90%          172,000             1.17%              18
      14 Dress Barn, Inc.                          2,048,411              0.88%          101,000             0.69%              14
      15 Borders Group, Inc.                       1,971,661              0.85%          102,000             0.69%               4
      16 Wakefern Food Corporation                 1,844,135              0.80%          157,000             1.07%               3
      17 CompUSA, Inc.                             1,752,489              0.76%          108,000             0.74%               4
      18 Michaels Stores, Inc.                     1,721,236              0.74%          138,000             0.94%               5
      19 Bally's Health & Fitness                  1,702,155              0.73%          139,000             0.95%               5
      20 Linens'n Things                           1,635,566              0.71%          103,000             0.70%               3
      21 Saks & Company                            1,635,300              0.71%           36,000             0.25%               1
      22 Ross Stores, Inc.                         1,631,560              0.70%           85,000             0.58%               3
      23 Whole Foods Market, Inc.                  1,557,765              0.67%           82,000             0.56%               3
      24 Home Depot, Inc.                          1,487,180              0.64%          128,000             0.87%               1
      25 Viacom International, Inc.                1,450,364              0.63%           61,000             0.42%              11
                                                ------------             -----        ----------            -----              ---

         Totals - Top 25 Tenants                $ 65,856,638             28.40%        4,670,000            31.80%             166
                                                ============             =====        ==========            =====              ===


         Total Annualized Base Rent:            $231,863,104

         Total Portfolio Square Footage:                                            14,687,000 (1)

Note:
   (1) Excludes new development square footage, redevelopment square footage, and Rollingwood Apartments.

                                Glossary of Terms

Average occupancy costs: Includes rent, common area maintenance expense, real estate taxes, merchant association dues and other charges

Economic occupancy: The square footage generating rental income expressed as a percentage of its total rentable square feet.

Leases signed - comparable: Represents leases signed on spaces for which there was a former tenant.

Leases signed - noncomparable: Represents leases signed on spaces for which there was no previous tenant, i.e. expansion space or space that was previously non-leasable.

Leases signed - prior rent: Total cash (not straight lined) rent paid by the previous tenant; includes minimum and percentage rent.

Leases signed - current rent: Total cash (not straight lined) rent paid by the current (new) tenant; includes minimum rent only.

Net Operating Income: Gross revenues, including mortgage interest income, less rental expenses and real estate taxes.

Occupancy: The currently leased portion of a property expressed as a percentage of its total rentable square feet; includes square feet covered by leases for stores not yet opened.

Overall occupancy: Occupancy for the entire portfolio -- includes all operating properties owned in reporting period.

Same center occupancy: Occupancy for only those properties owned and operating in the periods being compared. Excludes centers purchased or sold as well as properties under redevelopment and development.

Tenant improvement costs: Represents the total dollars committed for the improvement (fit-out) of a space as relates to a specific lease. The amounts shown represent not only the estimated cost to fit-out the tenant space, but may also include base building costs (i.e. expansion, escalators or new entrances) which are required to make the space leasable.